Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,984,818)
Unrealized Gain (Loss) on Market Value of Futures	22,511,188
Dividend Income	318
Interest Income	4,540
ETF Transaction Fees	700
Total Income (Loss)	$20,531,928

Expenses
General Partner Management Fees	$72,879
Brokerage Commissions	13,596
Professional Fees	13,403
Non-interested Directors' Fees and Expenses	714
Prepaid Insurance Expense	264
Total Expenses	100,856
Expense Waiver	(14,148)
Net Expenses	$86,708
Net Income (Loss)	$20,445,220

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/15	$108,518,323
Additions (50,000 Shares)	1,153,419
Net Income (Loss)	20,445,220

Net Asset Value End of Month	$130,116,962
Net Asset Value Per Share (5,350,000 Shares)	$24.32

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612